Fourth Quarter 2012 Earnings Call Supplemental Slides

The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchases of securities, including by means of any potential common stock tender offer, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2012, when filed, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated February 19, 2013, to which the following supplemental slides are attached as Exhibit 99.2, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements 2

Table of Contents

Q4 2012 Summary………………………………………………4-8
Revenues (Q4 2012 vs. Q4 2011)………………………………………………9
Expenses (Q4 2012 vs. Q4 2011)………………………………………………10
Adjusted EBITDA………………………………………………11
Earnings per Share………………………………………………12
Adjusted Free Cash Flow ………………………………………………13-14
2013 Guidance - Adjusted EBITDA ………………………………………………15
2013 Guidance - EPS ………………………………………………16
Income Tax Considerations………………………………………………17
Adjusted Free Cash Flow Considerations………………………………………………18
Priorities for Reinvesting Free Cash Flow………………………………………………19
Appendix………………………………………………20
Business Outlook: 2013 to 2015………………………………………………21
Our Track Record………………………………………………22
Debt Schedule………………………………………………23
Revenues & Expenses (Sequential)………………………………………………24
Revenues & Expenses (12 Months)………………………………………………25
Payment Sources (Percent of Revenues) ………………………………………………26
Operational and Labor Metrics………………………………………………27-28
Outstanding Share Summary and Warrant Information………………………………………………29
Adjusted EBITDA History………………………………………………30
Adjusted Free Cash Flow ………………………………………………31
Reconciliations to GAAP………………………………………………32-37

3

HEALTHSOUTH

Q4 2012 Summary (Q4 2012 vs. Q4 2011)  Revenue growth of 6.7% ― Inpatient revenue growth of 7.9%  Discharge growth of 5.4% • Same-store discharge growth of 3.0% • New-store growth was 2.4% (120 bps from the consolidation of St. Vincent (1)) • Favorably impacted by carryover discharges from September to October which resulted in a modest decline in Q4 2012 length of stay  Revenue per discharge increase of 2.4% • Results were driven by Medicare and managed care price adjustments, higher patient acuity, and a higher percentage of Medicare patients • Unfavorably impacted by a modest decline in length of stay (as discussed above) ― Outpatient and other revenue decline of 8.4% ($3.2 million)  Unfavorably impacted by two fewer outpatient clinics and October 1, 2012 implementation of Medicare therapy caps 4 (1) In Q3 2012, HealthSouth amended the joint venture agreement related to St. Vincent Rehabilitation Hospital in Sherwood, AR which resulted in a change in accounting for this hospital from the equity method of accounting to a consolidated entity. The impact on HealthSouth’s financials and operations can be found on slides 28 and 33.

Q4 2012 Summary (Q4 2012 vs. Q4 2011)  Disciplined expense management offset by: ― A one-time, nonmanagement bonus in lieu of Oct. 1, 2012 merit increase ― Higher expense related to the continued implementation of the clinical information system (CIS) ― The impact of a favorable franchise tax recovery in Q4 2011  Adjusted EBITDA (3) for the quarter of $128.6 million reflected growth of 4.6%; full- year Adjusted EBITDA of $505.9 million reflected growth of 8.5%. 5 (1) General & Administrative excludes stock-based compensation. (2) Hospital-related expenses include other operating expenses, supplies, and occupancy costs. Other operating expense excludes the loss on disposal or impairment of assets. (3) Reconciliation to GAAP provided on slides 32, 34, 36, and 37. 3.46 3.46 3.20 3.60 Q4 2012 Q4 2011 Employees per Occupied Bed (EPOB) % o f R e v enu e (1) (2) 0% 40% 80% Q4 2012 Q4 2011 General & Administrative Hospital-related Expenses Salaries, Wages & Benefits 73.9% 73.5%

Q4 2012 Summary (Q4 2012 vs. Q4 2011) (cont.)  Adjusted free cash flow (1) for the quarter of $81.2 million and $268.0 million for full- year 2012 reflected: ― Continued Adjusted EBITDA growth, lower full-year interest expense, and no swap- related payments ― The planned investment in the CIS and hospital refresh projects and an increase in working capital  Higher working capital for the quarter which was affected by the timing of an approx. $12 million interest payment  Higher working capital for the year mainly attributed to an increase in payroll- related liabilities  Earnings (2) per share of $0.42 reflected strong operating results (see table on slide 12). ― Q4 2012 earnings per share included $2.7 million, or $0.02 per share after tax, loss on early extinguishment of debt for the redemption of 10% of the 2018 and 2022 Senior Notes. ― Effective tax rate of approx. 35% in Q4 2012 compared to approx. 22% in Q4 2011 (1) Reconciliation to GAAP provided on slide 31 (2) Income from continuing operations attributable to HealthSouth 6

Q4 2012 Summary (cont.) Growth:  Opened HealthSouth Rehabilitation Hospital of Ocala, FL (40 beds)  Continued construction on a replacement hospital for HealthSouth Rehabilitation Hospital of Western Massachusetts (This hospital will be owned and will replace an existing leased facility.)  Continued development and construction of hospitals in Stuart, FL (34 beds), and Littleton, CO (40 beds)  Received CON approval to build a 50-bed inpatient rehabilitation hospital in Newnan, GA (appeal pending)  Added 18 beds to existing hospitals in Q4 2012 (added 95 beds in 2012) Capital structure:  Redeemed 10% of the 2018 and 2022 Senior Notes (~$65 million) 7

34.5 29.8 15.0 20.0 25.0 30.0 35.0 3.10 2.62 1.5 2.0 2.5 3.0 3.5  HealthSouth Functional Outcomes Continue to Outpace Industry Average HealthSouth Average UDS Average* FIM Gain LOS Efficiency * Average = Expected, Risk-adjusted Source: UDSmr Database – On Demand Report: Q4 2012 Report Q4 2012 Summary (cont.) 8

Revenues (Q4 2012 vs. Q4 2011)

(Millions)	Q4 2012	Q4 2011	Increase/ (Decrease)
Inpatient	$ 518.1	$ 480.1	7.9%
Outpatient and other	34.8	38.0	(8.4%)
Consolidated net operating	$ 552.9	$ 518.1	6.7%

(Actual Amounts)			
Discharges	31,695	30,066	5.4%
Net patient revenue / discharge	$ 16,346	$ 15,968	2.4%

✓ **Revenue growth of 6.7%**

- Inpatient revenue growth of 7.9%
  - Discharge growth of 5.4%
    - Same-store discharge growth of 3.0%
    - New-store growth was 2.4% (120 bps from the consolidation of St. Vincent [1])
    - Favorably impacted by carryover discharges from September to October which resulted in a modest decline in Q4 2012 length of stay
  - Revenue per discharge increase of 2.4%
    - Results were driven by Medicare and managed care price adjustments, higher patient acuity, and a higher percentage of Medicare patients
    - Unfavorably impacted by a modest decline in length of stay (as discussed above)
- Outpatient and other revenue declined by 8.4% ($3.2 million)
  - Unfavorably impacted by two fewer outpatient clinics and October 1, 2012 implementation of Medicare therapy caps

(1) In Q3 2012, HealthSouth amended the joint venture agreement related to St. Vincent Rehabilitation Hospital in Sherwood, AR which resulted in a change in accounting for this hospital from the equity method of accounting to a consolidated entity. The impact on HealthSouth's financials and operations can be found on slides 28 and 33.

9

HEALTHSOUTH

Expenses (Q4 2012 vs. Q4 2011) 10 Q4 Q4 Increase/ (Millions) 2012 2011 (Decrease) Salaries and benefits 269.5$ 251.4$ 7.2% Percent of net operating revenues 48.7% 48.5% 20 bps EPOB (employees per occupied bed) 3.46 3.46 0.0% Hospital-related expenses 114.8$ 105.7$ 8.6% (other operating (1), supplies, occupancy) Percent of net operating revenues 20.8% 20.4% 40 bps General and administrative 24.6$ 23.9$ 2.9% (excludes stock-based compensation) Percent of net operating revenues 4.4% 4.6% (20 bps) Provision for doubtful accounts 7.2$ 6.1$ 18.0% Percent of net operating revenues 1.3% 1.2% 10 bps  Disciplined expense management offset by: ― A one-time, nonmanagement bonus in lieu of Oct. 1, 2012 merit increase ― Higher expense related to the continued implementation of the CIS ― The impact of a favorable franchise tax recovery in Q4 2011  An increase in provision for doubtful accounts due to an increase in Medicare claim denials and a lengthening in the related adjudication process (1) Excludes loss on disposal or impairment of assets.

Adjusted EBITDA (1)

(Millions)	Q4 2012	Q4 2011	12 Months 2012	12 Months 2011
Net operating revenues	$ 552.9	$ 518.1	$ 2,161.9	$ 2,026.9
Less: Provision for doubtful accounts	(7.2)	(6.1)	(27.0)	(21.0)
Net operating revenues less provision for doubtful accounts	545.7	512.0	2,134.9	2,005.9
Operating expenses:				
Salaries and benefits	(269.5)	(251.4)	(1,050.2)	(982.0)
Hospital-related expenses:				
Other operating expenses (2)	(76.6)	(67.4)	(299.4)	(284.0)
Supplies	(26.2)	(26.1)	(102.4)	(102.8)
Occupancy costs	(12.0)	(12.2)	(48.6)	(48.4)
	(114.8)	(105.7)	(450.4)	(435.2)
General and administrative expenses (3)	(24.6)	(23.9)	(93.8)	(90.2)
Equity in nonconsolidated affiliates	3.0	3.2	12.7	12.0
Other income (4)	1.1	1.2	3.6	2.7
Noncontrolling interests (5)	(12.3)	(12.5)	(50.9)	(47.0)
Adjusted EBITDA	**$ 128.6**	**$ 122.9**	**$ 505.9**	**$ 466.2**

(1) Reconciliation to GAAP provided on slides 32, 34, 36, and 37.

In arriving at Adjusted EBITDA, the following were excluded:	Q4 2012	Q4 2011	12 Months 2012	12 Months 2011
(2) Loss on disposal or impairment of assets	1.4	0.4	4.4	4.3
(3) Stock-based compensation expense	6.0	5.9	24.1	20.3
(4) Gain on consolidation of St. Vincent Rehabilitation Hospital	-	-	4.9	-
(5) Noncontrolling interests related to discontinued operations	-	-	-	(1.1)

Adjusted EBITDA Change

Q4 2012	12 Months 2012
+$5.7M	+$39.7M
+4.6%	+8.5%

Q4 2012 and 12 Months 2012 reflect:

- **Revenue growth**
- **Increased provision for bad debt**
- **Disciplined expense management and an approx. $4 million reduction in group medical costs were offset by:**
  - **$10 million one-time in lieu of merit bonus**
  - **Continued implementation of the CIS**

11

HEALTHSOUTH

Earnings per Share

(In Millions, Except Per Share Data)	Q4 2012	Q4 2011	12 Months 2012	12 Months 2011
Adjusted EBITDA	$ 128.6	$ 122.9	$ 505.9	$ 466.2
Interest expense and amortization of debt discounts and fees	(24.3)	(23.1)	(94.1)	(119.4)
Depreciation and amortization	(21.7)	(20.2)	(82.5)	(78.8)
Stock-based compensation expense	(6.0)	(5.9)	(24.1)	(20.3)
Other, including noncash loss on disposal of assets	(1.4)	(0.4)	(4.4)	(4.3)
	75.2	73.3	300.8	243.4
Certain nonrecurring expenses:				
Government, class action, and related settlements	-	1.7	3.5	12.3
Professional fees - accounting, tax, and legal	(2.9)	(4.8)	(16.1)	(21.0)
Loss on early extinguishment of debt	(2.7)	-	(4.0)	(38.8)
Gain on consolidation of St. Vincent Rehabilitation Hospital	-	-	4.9	-
Pre-tax income	69.6	70.2	289.1	195.9
Income tax expense (1)	(24.5)	(15.2)	(108.6)	(37.1) (2)
Income from continuing operations (3)	$ 45.1	$ 55.0	$ 180.5	$ 158.8
Basic shares	94.7	93.3	94.6	93.3
Diluted shares	108.0	109.1	108.1	109.2
Basic earnings per share (3) (4)	$ 0.42	$ 0.52	$ 1.65	$ 1.42
Diluted earnings per share (3) (5)	$ 0.42	$ 0.50	$ 1.65	$ 1.42

Earnings per Share from Continuing Operations (3)

Q4 2012 and 12 Months 2012 reflect:

- Higher Adjusted EBITDA
- Lower 12-month interest expense
- Approx. 35% and 38% effective tax rate (6), respectively

Q4 2011 and 12 Months 2011 reflect:

- Higher "certain nonrecurring expenses" for 12 months
- Approx. 22% and 19% effective tax rate (6), respectively

(1) Cash income tax expense was $2.6 million, $2.3 million, $9.0 million, and $9.1 million for Q4 2012, Q4 2011, and twelve months 2012 and 2011, respectively.
(2) Includes a $0.49 per share benefit related to the Company's settlement with the IRS for tax years 2007 and 2008 and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims
(3) Income from continuing operations attributable to HealthSouth
(4) The dividends related to our convertible perpetual preferred stock must be subtracted from income from continuing operations when calculating basic earnings per share.
(5) Diluted earnings per share on a GAAP basis are the same as basic earnings per share due to the antidilutive impact in Q4 2012 and twelve months 2012 and 2011.
(6) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth

12

HEALTHSOUTH

Adjusted Free Cash Flow

(Millions)	Q4 2012	Q4 2011	12 Months 2012	12 Months 2011
Net cash provided by operating activities	$ 109.3	$ 129.5	$ 411.5	$ 342.7
Impact of discontinued operations	(0.5)	0.3	(2.0)	(9.1)
Net cash provided by operating activities of continuing operations	108.8	129.8	409.5	333.6
Capital expenditures for maintenance	(15.0)	(15.7)	(83.0)	(50.8)
Net settlements on interest rate swaps	-	-	-	(10.9)
Dividends paid on convertible perpetual preferred stock	(5.7)	(6.5)	(24.6)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(11.7)	(10.2)	(49.3)	(44.2)
Nonrecurring items:				
Cash paid for professional fees - accounting, tax, and legal	2.9	4.8	16.1	21.0
Net premium on bond issuance/repayment	1.9	-	1.9	22.8
Cash paid for government, class action and related settlements	-	(2.0)	(2.6)	5.7
Income tax refunds related to prior periods	-	(1.0)	-	(7.9)
Adjusted free cash flow	**$ 81.2**	**$ 99.2**	**$ 268.0**	**$ 243.3**

✓ **Adjusted free cash flow for the quarter of $81.2 million and $268.0 million for full-year 2012 reflected:**

- Continued Adjusted EBITDA growth, lower full-year interest expense, and no swap-related payments
- The planned investment in the CIS and hospital refresh projects and an increase in working capital
  - Higher working capital for the quarter impacted by the timing of an approx. $12 million interest payment
  - Higher working capital for the year mainly attributed to an increase in payroll-related liabilities

13

HEALTHSOUTH

$243.3 $268.0 $39.7 Adjusted Free Cash Flow 12 Mos. 2011 Adjusted EBITDA Cash Interest Expense Working Capital and Other Swap-Related Payments Maintenance Capital Expenditures Adjusted Free Cash Flow 12 Mos. 2012 $24.8 (2) Adjusted Free Cash Flow (1) (Millions) 2012 2011 $ % Adjusted free cash flow (1) 12 Months Change 268.0$ 243.3$ 24.7$ 10.2% (1) Reconciliation to GAAP provided on slide 31 (2) Reflects lower average borrowings and lower average interest rate (3) Working capital was negatively impacted during the period by an increase in payroll-related liabilities. (4) Final swap payment was made in March 2011. (5) Planned investment in the CIS and hospital refresh projects 14 Operating Cash Flows ($18.5) (3) Investing Cash Flows $10.9 (4) ($32.2) (5)

2013 Guidance - Adjusted EBITDA(1)

2013 Adjusted EBITDA = $506 million to $516 million

- ✓ Discharge growth between 3.0% and 4.0% (includes acquisition of Walton)
- ✓ Revenue growth before sequestration of 4.9% to 6.2% and revenue per discharge growth of 2.3% to 2.6%
- ✓ Net impact of foregone merit increase

(millions)



2012
2013
$505.9
$4.5
($6)
($4)
($25)
($5)
($4)
$39.6 to $49.6
$506 to $516
2012 Adjusted EBITDA
1
2
3
4
5
6
2013 Adjusted EBITDA Growth
2013 Adjusted EBITDA Guidance

2012

1) One-time bonus, net of an assumed 2.25% merit increase beginning October 1, 2012
2) Approx. $6 million reduction in group medical and workers' compensation reserves due to favorable trends in claims
3) Favorable adjustment of approx. $4 million to general and professional liability reserves

2013

4) Adjusted EBITDA reduction of approx. $25 million (net of noncontrolling interests) for sequestration starting in mid-March 2013
5) Higher noncontrolling interests expense of $5 million due to changes at two joint ventures (Jonesboro, Memphis)
6) Increased operating expense of approx. $4 million for the continued implementation of the CIS

(1) Reconciliation to GAAP provided on slides 32, 34, 36, and 37.

15

HEALTHSOUTH

2013 Guidance - EPS

Earnings per Share from Continuing Operations Attributable to HealthSouth (1) (before share repurchases)

$1.50 to $1.56

Considerations:

- ✓ Higher depreciation and amortization related to recent capital expenditures
- ✓ Assumes provision for income tax of approx. 40% in 2013 vs. approx. 38% (2) in 2012
- ✓ Cash taxes expected to be $8 to $12 million
- ✓ Basic share count of 95.3 million shares is before the effect of any potential share repurchase activity

Diluted earnings per share on a GAAP basis are the same as basic earnings per share due to the antidilutive impact in the period.

	EPS Guidance		
	Actual	Low	High
(In Millions, Except Per Share Data)	2012	2013	
Adjusted EBITDA	$ 505.9	$ 506	$ 516
Interest expense and amortization of debt discounts and fees	(94.1)	(98)	
Depreciation and amortization	(82.5)	(95)	
Stock-based compensation expense	(24.1)	(24)	
Other, including non-cash loss on disposal of assets	(4.4)	(7)	
	300.8	282	292
Certain Nonrecurring Expenses:			
Government, class action and related settlements	3.5	-	
Professional fees - accounting, tax and legal	(16.1)	(5)	
Loss on early extinguishment of debt	(4.0)	-	
Gain on consolidation of St. Vincent Rehabilitation Hospital	4.9	-	
Pre-tax income	289.1	277	287
Income tax (assumes 40% in 2013)	(108.6)	(111)	(115)
Income from continuing operations (1)	$ 180.5	$ 166	$ 172
Basic shares	94.6	95.3	95.3
Earnings per share (1)(3)	$ 1.65	$ 1.50	$ 1.56

(1) Income from continuing operations attributable to HealthSouth
(2) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth
(3) The dividends related to our convertible perpetual preferred stock in 2012 and 2013 must be subtracted from income from continuing operations when calculating basic earnings per share.

16

HEALTHSOUTH

Income Tax Considerations GAAP Considerations: •As of 12/31/12, the Company’s federal NOL had a balance of approx. $1.0 billion. • The Company has a remaining valuation allowance of approx. $40 million, primarily related to state NOLs. Cash Tax Payments: • The Company expects to pay approx. $8 million to $12 million per year of income tax. •HealthSouth is not currently subject to an annual use limitation (“AUL”) under Internal Revenue Code Section 382 (“Section 382”). An “ownership change,” as defined by Section 382, could subject the Company to an AUL, which would approximate the value of the Company at the time of the “ownership change” multiplied by the long- term tax exempt rate. 17

Adjusted Free Cash Flow (1) Considerations (1) Reconciliation to GAAP provided on slide 31 (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, net settlements on interest rate swaps, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. (3) Net of amortization of debt discounts and fees 18 Certain Cash Flow Items (2) (millions) 2013 Assumptions 2012 Actuals 2011 Actuals  Cash interest expense (3) $90 to $95 $90.4 $115.2  Cash payments for taxes $8 to $12 $11.8 $9.1  Working capital and other $10 to $20 $28.2 $10.6  Maintenance CAPEX $80 to $90 $83.0 $50.8  Net cash swap-related settlements - - $10.9  Dividends paid on preferred stock $23 $24.6 $26.0 2013 reflects:  Continued spending on the CIS and hospital refresh projects  Completion of delevering and refinancing $9 $155 $181 $243 $268 2008 2009 2010 2011 2012 Adjusted Free Cash Flow(1) (millions)

Priorities for Reinvesting Free Cash Flow

Priorities may shift based on prevailing market conditions

(millions)

		2013 Assumptions	2012 Actuals	2011 Actuals
Growth	**Growth in core business**			
	Bed expansions (target approx. 80 beds/yr)	$25 to $35	$16.6	$12.5
	De novo hospitals (target 4/yr)	$55 to $75	41.1	15.6
	Acquisitions (target 2/yr)			
	- Free standing IRFS	TBD	-	-
	- Hospital units	TBD	3.1	6.5
		$80 to $110, excluding acquisitions	$60.8	$34.6
Debt Reduction		2013 Assumptions	2012 Actuals	2011 Actuals
	Debt pay down, net	TBD	-	$256.6
	Purchase leased properties [(1)]	$20 to $125	$19.1	28.6
Shareholder Distribution	**Convertible preferred stock repurchase** [(2)]	-	46.5	-
	Cash dividends (one time or regular)	TBD	-	-
	Common stock repurchase ($350 million authorization)	TBD	-	-
		TBD	$65.6	$285.2

(1) 2012 includes the purchase of the real estate (previously subject to an operating lease) associated with our joint venture hospital in Fayetteville, AR for approx. $15 million, half of which was reimbursed to us by our joint venture partner through a capital contribution; also includes an initial investment for a replacement hospital for our currently leased hospital in Ludlow, MA.

(2) The board of directors' decision to increase the common stock repurchase authorization on February 15, 2013 replaces the $125 million repurchase authorization for preferred stock.

19

HEALTHSOUTH

Appendix

Business Outlook: 2013 to 2015 (1)

Business Model

- Adjusted EBITDA CAGR: 4-8% (2)(3)
- Adjusted Free Cash Flow CAGR: 10-14% (2)(3)(4)

Revised CAGRs reflect:

- Completion of delevering and refinancing
- Sequestration beginning March 2013

Strategy	2012	2013	2014	2015
Delevering	Maintained **< 3.0x** Debt to Adjusted EBITDA	**< 3.0x** Debt to Adjusted EBITDA (subject to shareholder value-creating opportunities)		
Core Growth	Bed expansion = 95 Unit consolidations = 2	**Same-store Growth** (Includes bed expansions and unit consolidations)		
	De novos 1 - Ocala, FL	**De novos - 2** Littleton, CO; Stuart, FL	**De novos** (target of 4/year)	
	IRF Acquisitions LOI Augusta, GA	**IRF Acquisitions** (target of 2/year)		
Opportunistic Growth			**Consider opportunistic, disciplined acquisitions** of complementary post-acute services	
Key Operational Initiatives	• **TeamWorks** = Care Management • **Beacon** (Management Reporting Software) = Labor / outcomes / quality optimization			
	• **Clinical Information System (CIS)** Installed in 13 hospitals	• **CIS:** Company-wide Implementation (target 20 hospitals/year)		
	• **CPR** (Comfort, Professionalism, Respect) Initiative	• **IRF Quality Reporting:** urinary tract infection, wound care		

Key Considerations:

- Regulatory clarity
- Market conditions
- Purchase price and terms and conditions

(1) If legislation affecting Medicare is passed, HealthSouth will evaluate its effect on the Company's Business Model.
(2) Reconciliation to GAAP provided on slides 31, 32, 34, 35, 36, and 37.
(3) These are multi-year CAGRs; annual results may fall outside the range.
(4) Assumes NOL value is exhausted after 2015

21

HEALTHSOUTH

Our Track Record ($ in millions, except EPS) (1) Reconciliation to GAAP provided on slides 32, 34, 35, 36, and 37. (2) Income from continuing operations attributable to HealthSouth (3) 2010 income from continuing operations attributable to HealthSouth includes an income tax benefit of ~$741 million primarily due to the reversal of a substantial portion of the valuation allowance against deferred tax assets. $1,785 $1,878 $2,027 $2,162 2009 2010 2011 2012 Revenue 109,106 112,514 118,354 123,854 2009 2010 2011 2012 Discharge Growth $364 $410 $466 $506 2009 2010 2011 2012 Adjusted EBITDA (1) $0.58 $8.20 $1.42 $1.65 2009 2010 2011 2012 EPS (2)(3) 22

Debt Schedule (1) Redeemed 10% of the 2018 and 2022 notes in October 2012 (2) Based on 2012 and 2011 Adjusted EBITDA of $505.9 million and $466.2 million, respectively; reconciliation to GAAP provided on slides 32, 34, 36, and 37. 23 Change S&P Moody Dec. 31, Dec. 31, in Debt (Millions) Corporate BB- Ba3 2012 2011 vs. YE 2011 Advances under $600 million revolving credit facility, August 2017 - 3 Month LIBOR +175bps BB+ Baa3 -$ -$ -$ Advances under $500 million revolving credit facility, May 2016 - 3 Month LIBOR +225bps - 110.0 (110.0) Term loan facility, May 2016 - 3 Month LIBOR +225bps - 97.5 (97.5) Bonds Payable: 7.25% Senior Notes due 2018 (1) BB- B1 302.9 336.7 (33.8) 8.125% Senior Notes due 2020 BB- B1 286.2 285.8 0.4 7.75% Senior Notes due 2022 (1) BB- B1 280.7 312.0 (31.3) 5.75% Senior Notes due 2024 BB- B1 275.0 - 275.0 Other bonds payable - 1.5 (1.5) Other notes payable 36.8 35.3 1.5 Capital lease obligations 71.9 75.9 (4.0) Long-term debt 1,253.5$ 1,254.7$ (1.2)$ Debt to Adjusted EBITDA (2) 2.5x 2.7x Credit Rating

Revenues & Expenses (Sequential) Q4 Q3 Increase/ Revenues (millions) 2012 2012 (Decrease) Inpatient 518.1$ 498.9$ 3.8% Outpatient and other 34.8 38.1 (8.7%) Consolidated net operating 552.9$ 537.0$ 3.0% (Actual Amounts) Discharges 31,695 30,569 3.7% Net patient revenue / discharge 16,346$ 16,320$ 0.2% Expenses (millions) Salaries and benefits 269.5$ 262.3$ 2.7% Percent of net operating revenues 48.7% 48.8% (10 bps) EPOB (employees per occupied bed) 3.46 3.46 0.0% Hospital-related expenses 114.8$ 111.0$ 3.4% (other operating (1), supplies, occupancy, bad debts) Percent of net operating revenues 20.8% 20.7% 10 bps General and administrative 24.6$ 23.2$ 6.0% (excludes stock-based compensation) Percent of net operating revenues 4.4% 4.3% 10 bps Provision for doubtful acounts 7.2$ 7.0$ 2.9% Percent of net operating revenues 1.3% 1.3% - 24 (1) Excludes loss on disposal or impairment of assets

Revenues & Expenses (12 months) 12 Months 12 Months Increase/ Revenues (millions) 2012 2011 (Decrease) Inpatient 2,012.6$ 1,866.4$ 7.8% Outpatient and other 149.3 160.5 (7.0%) Consolidated net operating 2,161.9$ 2,026.9$ 6.7% (Actual Amounts) Discharges 123,854 118,354 4.6% Net patient revenue / discharge 16,250$ 15,770$ 3.0% Expenses (millions) Salaries and benefits 1,050.2$ 982.0$ 6.9% Percent of net operating revenues 48.6% 48.4% 20 bps EPOB (employees per occupied bed) 3.42 3.47 (1.4%) Hospital-related expenses 450.4$ 435.2$ 3.5% (other operating, supplies, occupancy, bad debts) Percent of net operating revenues 20.8% 21.5% (70 bps) General and administrative 93.8$ 90.2$ 4.0% (excludes stock-based compensation) Percent of net operating revenues 4.3% 4.5% (20 bps) Provision for doubtful acounts 27.0$ 21.0$ 28.6% Percent of net operating revenues 1.2% 1.0% 20 bps 25

Payment Sources (Percent of Revenues) Full Year 2012 2011 2012 2011 Medicare 73.6% 72.8% 73.4% 72.0% Medicaid 1.1% 1.4% 1.2% 1.6% Workers' compensation 1.4% 1.5% 1.5% 1.6% Managed care and other discount plans (1) 19.2% 19.5% 19.3% 19.8% Other third-party payors 1.9% 2.0% 1.8% 2.0% Patients 1.3% 1.2% 1.3% 1.2% Other income 1.5% 1.6% 1.5% 1.8% Total 100.0% 100.0% 100.0% 100.0% Q4 (1) Managed Medicare revenues represent ~ 8%, 8%, 8%, and 7% of total revenues for Q4 2012, Q4 2011, full-year 2012, and full-year 2011, respectively, and are included in “Managed care and other discount plans.” 26

Operational and Labor Metrics

	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Full Year 2012	Full Year 2011
							(In Millions)			
Net patient revenue-inpatient	$ 518.1	$ 498.9	$ 495.0	$ 500.6	$ 480.1	$ 458.8	$ 465.4	$ 462.1	$ 2,012.6	$ 1,866.4
Net patient revenue-outpatient and other revenues	34.8	38.1	38.4	38.0	38.0	38.9	39.7	43.9	149.3	160.5
Net operating revenues	$ 552.9	$ 537.0	$ 533.4	$ 538.6	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 2,161.9	$ 2,026.9
							(Actual Amounts)			
Discharges [(1)]	31,695	30,569	30,719	30,871	30,066	29,350	29,811	29,127	123,854	118,354
Outpatient visits	198,139	221,648	229,152	231,243	225,062	236,969	244,647	236,761	880,182	943,439
Average length of stay	13.2	13.6	13.4	13.5	13.4	13.4	13.4	13.8	13.4	13.5
Occupancy %	68.2%	68.3%	69.2%	70.7%	67.7%	67.2%	69.0%	70.2%	68.2%	67.7%
# of licensed beds	6,656	6,598	6,538	6,500	6,461	6,376	6,356	6,350	6,656	6,461
Occupied beds	4,539	4,506	4,524	4,596	4,374	4,285	4,386	4,458	4,539	4,374
Full-time equivalents (FTEs) [(2)]	15,617	15,545	15,378	15,271	15,079	15,081	15,150	15,045	15,453	15,089
Contract labor	73	61	56	69	56	60	76	89	65	70
Total FTE and contract labor	15,690	15,606	15,434	15,340	15,135	15,141	15,226	15,134	15,518	15,159
EPOB [(3)]	3.46	3.46	3.41	3.34	3.46	3.53	3.47	3.39	3.42	3.47

(1) Represents discharges from HealthSouth's 98 consolidated hospitals in Q4 2012; 97 consolidated hospitals in Q3 2012; 96 consolidated hospitals in Q2 2012, Q1 2012, and Q4 2011; 94 consolidated hospitals in Q3 2011, Q2 2011, and Q1 2011.

(2) Excludes approximately 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company's consolidated statements of operations. Full-time equivalents included in the above table represent HealthSouth employees who participate in or support the operations of the Company's hospitals.

(3) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

27

HEALTHSOUTH

Operational and Labor Metrics – Impact of St. Vincent Rehabilitation Hospital Consolidation 28 St. Vincent Rehabilitation Hospital as Consolidated Entity St. Vincent Rehabilitation Hospital as Equity Method Entity St. Vincent Rehabilitation Hospital as Consolidated Entity St. Vincent Rehabilitation Hospital as Equity Method Entity Q4 2012 As Reported Q4 2012 Without Accounting Change Difference 2012 As Reported 2012 Without Accounting Change in Q3 2012 Difference Net patient revenue-inpatient 518.1$ 512.9$ 5.2$ 2,012.6$ 2,001.7$ 10.9$ Net patient revenue-outpatient and other revenues 34.8 34.6 0.2 149.3 149.0 0.3 Net operating revenues 552.9$ 547.5$ 5.4$ 2,161.9$ 2,150.7$ 11.2$ Discharges (1) 31,695 31,328 367 123,854 123,117 737 Outpatient v isits 198,139 196,597 1,542 880,182 876,558 3,624 Average length of stay (days) 13.2 13.2 - 13.4 13.4 - Occupancy % 68.2% 68.2% - 68.2% 68.5% 0.3% # of licensed beds 6,656 6,596 60 6,656 6,596 60 Occupied beds 4,539 4,498 41 4,539 4,518 21 Full-time equivalents (FTEs) (1) 15,617 15,458 159 15,453 15,374 79 Contract labor 73 73 - 65 64 1 Total FTE and contract labor 15,690 15,531 159 15,518 15,438 80 EPOB (1) 3.46 3.45 0.01 3.42 3.42 - Actual Amounts (In Millions) (In Millions) Actual Amounts (1) See footnotes on slide 27.

Outstanding Share Summary and Warrant Information

(Millions)

	Weighted Average for the Period				
	Q4	Q4	Full Year		
	2012	2011	2012	2011	2010
Basic shares outstanding (1) (2)	94.7	93.3	94.6	93.3	92.8
Diluted shares outstanding (1) (2) (3)	108.0	109.1	108.1	109.2	108.5

	End of Period				
	Q4	Q4	Full Year		
	2012	2011	2012	2011	2010
Basic shares outstanding (1) (2)	94.6	93.3	94.6	93.3	92.8
Convertible perpetual preferred stock	0.353	0.400	0.353	0.400	0.400
If converted, equivalent common shares	11.6	13.1	11.6	13.1	13.1

Notes:

(1) Does not include 2.0 million warrants issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. In connection with this transaction, we issued warrants to the lender to purchase two million shares of our common stock. Each warrant has a term of ten years from the date of issuance (expire January 16, 2014) and an exercise price of $32.50 per share. The warrants were not assumed exercised for dilutive shares outstanding because they were antidilutive in the periods presented.

(2) The agreement to settle our class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are now included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not assumed exercised for the dilutive shares outstanding because they were antidilutive in the periods presented.

(3) The difference between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock (convertible into11.6 million common shares at the end of Q4 2012). The preferred stock is convertible, at the option of the holder, at any time into shares of common stock at an initial conversion price of $30.50 per share, which is equal to an initial conversion rate of approximately 32.7869 shares of common stock per share of preferred stock, subject to a specified adjustment. We may at any time cause the shares of preferred stock to be automatically converted into shares of our common stock at the conversion rate then in effect if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the notice of forced conversion exceeds 150% of the conversion price of the preferred stock. During 2012, the Company repurchased 46,645 shares of its convertible perpetual preferred stock.

29

HEALTHSOUTH

Adjusted EBITDA (1) History

(Millions)	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Full Year 2012	Full Year 2011
Net operating revenues	$ 552.9	$ 537.0	$ 533.4	$ 538.6	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 2,161.9	$ 2,026.9
Less: Provision for doubtful accounts	(7.2)	(7.0)	(6.5)	(6.3)	(6.1)	(5.1)	(5.0)	(4.8)	(27.0)	(21.0)
Net operating revenues less provision for doubtful accounts	545.7	530.0	526.9	532.3	512.0	492.6	500.1	501.2	2,134.9	2,005.9
Operating expenses:										
Salaries and benefits	(269.5)	(262.3)	(257.4)	(261.0)	(251.4)	(245.0)	(241.6)	(244.0)	(1,050.2)	(982.0)
Hospital-related expenses:										
Other operating expenses [2]	(76.6)	(75.4)	(74.4)	(73.0)	(67.4)	(70.3)	(75.4)	(70.9)	(299.4)	(284.0)
Supplies	(26.2)	(23.8)	(25.9)	(26.5)	(26.1)	(24.7)	(26.2)	(25.8)	(102.4)	(102.8)
Occupancy costs	(12.0)	(11.8)	(12.3)	(12.5)	(12.2)	(12.5)	(12.1)	(11.6)	(48.6)	(48.4)
	(114.8)	(111.0)	(112.6)	(112.0)	(105.7)	(107.5)	(113.7)	(108.3)	(450.4)	(435.2)
General and administrative expenses [3]	(24.6)	(23.2)	(22.1)	(23.9)	(23.9)	(21.5)	(22.1)	(22.7)	(93.8)	(90.2)
Equity in nonconsolidated affiliates	3.0	3.3	3.1	3.3	3.2	3.1	3.2	2.5	12.7	12.0
Other income [4]	1.1	1.2	0.4	0.9	1.2	0.2	0.7	0.6	3.6	2.7
Noncontrolling interests [5]	(12.3)	(12.8)	(13.2)	(12.6)	(12.5)	(11.4)	(11.3)	(11.8)	(50.9)	(47.0)
Adjusted EBITDA	**$ 128.6**	**$ 125.2**	**$ 125.1**	**$ 127.0**	**$ 122.9**	**$ 110.5**	**$ 115.3**	**$ 117.5**	**$ 505.9**	**$ 466.2**

(1) Reconciliation to GAAP provided on slides 32, 34, 36, and 37.

In arriving at Adjusted EBITDA, the following were excluded:	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Full Year 2012	Full Year 2011
(2) Loss on disposal or impairment of assets	$ 1.4	$ 1.6	$ 0.6	$ 0.8	$ 0.4	$ 2.8	$ 1.0	$ 0.1	$ 4.4	$ 4.3
(3) Stock-based compensation expense	6.0	6.1	5.9	6.1	5.9	4.9	5.3	4.2	24.1	20.3
(4) Gain on consolidation of St. Vincent Rehabilitation Hospital	-	4.9	-	-	-	-	-	-	4.9	-
(5) Noncontrolling interests related to discontinued operations	-	-	-	-	-	(0.1)	(0.9)	(0.1)	-	(1.1)

30

HEALTHSOUTH.

Adjusted Free Cash Flow

(Millions)	Q4 2012	Q4 2011	Full Year 2012	Full Year 2011	Full Year 2010	Full Year 2009	Full Year 2008
Net cash provided by operating activities	$ 109.3	$ 129.5	$ 411.5	$ 342.7	$ 331.0	$ 406.1	$ 227.2
Impact of discontinued operations	(0.5)	0.3	(2.0)	(9.1)	(13.2)	(5.7)	(32.5)
Net cash provided by operating activities of continuing operations	108.8	129.8	409.5	333.6	317.8	400.4	194.7
Capital expenditures for maintenance [1]	(15.0)	(15.7)	(83.0)	(50.8)	(37.9)	(33.2)	(41.5)
Net settlements on interest rate swaps [2]	-	-	-	(10.9)	(44.7)	(42.2)	(20.7)
Dividends paid on convertible perpetual preferred stock	(5.7)	(6.5)	(24.6)	(26.0)	(26.0)	(26.0)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(11.7)	(10.2)	(49.3)	(44.2)	(34.4)	(32.6)	(33.4)
Non-recurring items:							
UBS Settlement proceeds, less fees to derivative plaintiffs' attorneys	-	-	-	-	-	(73.8)	-
Net premium paid (received) on bond issuance/redemption	1.9	-	1.9	22.8	-	-	-
Cash paid for professional fees - accounting, tax and legal	2.9	4.8	16.1	21.0	17.2	15.3	18.2
Cash paid for government, class action and related settlements	-	(2.0)	(2.6)	5.7	2.9	11.2	7.4
Income tax refunds related to prior periods	-	(1.0)	-	(7.9)	(13.5)	(63.7)	(89.4)
Adjusted free cash flow	**$ 81.2**	**$ 99.2**	**$ 268.0**	**$ 243.3**	**$ 181.4**	**$ 155.4**	**$ 9.3**

(1) Maintenance capital expenditures are expected to be $80 to $90 million in 2013.
(2) Final swap payment of $10.9 million was made in March 2011.

31

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA (1)

	2012									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net income	$ 56.8		$ 59.9		$ 59.9		$ 59.3		$ 235.9	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.4		(3.5)		0.5		(1.9)		(4.5)	
Net income attributable to noncontrolling interests	(12.6)		(13.2)		(12.8)		(12.3)		(50.9)	
Income from continuing operations attributable to HealthSouth (2)	44.6	$ 0.40	43.2	$ 0.39	47.6	$ 0.44	45.1	$ 0.42	180.5	$ 1.65
Gov't, class action, and related settlements	-		-		(3.5)		-		(3.5)	
Pro fees - acct, tax, and legal	3.6		5.5		4.1		2.9		16.1	
Provision for income tax expense	29.1		26.9		28.1		24.5		108.6	
Interest expense and amortization of debt discounts and fees	23.3		23.0		23.5		24.3		94.1	
Depreciation and amortization	19.5		20.0		21.3		21.7		82.5	
Loss on early extinguishment of debt	-		-		1.3		2.7		4.0	
Gain on consolidation of St. Vincent Rehabilitation Hospital	-		-		(4.9)		-		(4.9)	
Other, including net noncash loss on disposal of assets	0.8		0.6		1.6		1.4		4.4	
Stock-based compensation expense	6.1		5.9		6.1		6.0		24.1	
Adjusted EBITDA (1)	$ 127.0		$ 125.1		$ 125.2		$ 128.6		$ 505.9	
Weighted average common shares outstanding:										
Basic		94.5		94.6		94.7		94.7		94.6
Diluted		108.7		108.0		108.1		108.0		108.1

(1) (2) – Notes on page 36.

32

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA [(1)] - Impact of Consolidation of St. Vincent Rehabilitation Hospital

	St. Vincent Rehabilitation Hospital as Consolidated Entity Q4 2012 As Reported		St. Vincent Rehabilitation Hospital as Equity Method Entity Q4 2012 Without Accounting Change		Difference		St. Vincent Rehabilitation Hospital as Consolidated Entity 2012 As Reported		St. Vincent Rehabilitation Hospital as Equity Method Entity 2012 Without Accounting Change in Q3 2012		Difference	
	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net income	$ 59.3		$ 58.9		$ 0.4		$ 235.9		$ 232.0		$ 3.9	
Loss (income) from discops, net of tax, attributable to HealthSouth	(1.9)		(1.9)		-		(4.5)		(4.5)		-	
Net income attributable to noncontrolling interests	(12.3)		(11.9)		(0.4)		(50.9)		(49.9)		(1.0)	
Income from continuing operations attributable to HealthSouth [(2)]	45.1	$ 0.42	45.1	$ 0.42	-	$ -	180.5	$ 1.65	177.6	$ 1.62	2.9	$ 0.03
Gov't, class action, and related settlements	-		-		-		(3.5)		(3.5)		-	
Pro fees—acct, tax, and legal	2.9		2.9		-		16.1		16.1		-	
Provision for income tax expense	24.5		24.5		-		108.6		106.7		1.9	
Interest expense and amortization of debt discounts and fees	24.3		24.2		0.1		94.1		93.8		0.3	
Depreciation and amortization	21.7		21.3		0.4		82.5		81.7		0.8	
Loss on early extinguishment of debt	2.7		2.7		-		4.0		4.0		-	
Gain on consolidation of St. Vincent Rehabilitation Hospital	-		-		-		(4.9)		-		(4.9)	
Other, including net noncash loss on disposal of assets	1.4		1.4		-		4.4		4.4		-	
Stock-based compensation expense	6.0		6.0		-		24.1		24.1		-	
Adjusted EBITDA [(1)]	128.6		$ 128.1		$ 0.5		$ 505.9		$ 504.9		$ 1.0	
Weighted average common shares outstanding:												
Basic		94.7		94.7				94.6		94.6		
Diluted		108.0		108.0				108.1		108.1		

(1) (2) – Notes on page 36.

33

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – Notes on page 36. (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 91.5$ 32.3$ 68.3$ 62.5$ 254.6$ (Income) loss from disc ops, net of tax, attributable to HealthSouth (17.6) (2.5) (34.8) 5.0 (49.9) Net income attributable to noncontrolling interests (11.7) (10.4) (11.3) (12.5) (45.9) Income from continuing operations attributable to HealthSouth (2) 62.2 0.57$ 19.4 0.14$ 22.2 0.17$ 55.0 0.50$ 158.8 1.42$ Gov't, class action, and related settlements - (10.6) - (1.7) (12.3) Pro fees - acct, tax, and legal 3.8 8.4 4.0 4.8 21.0 Provision for income tax (benefit) expense (7.4) 11.2 18.1 15.2 37.1 Interest expense and amortization of debt discounts and fees 35.1 34.9 26.3 23.1 119.4 Depreciation and amortization 19.5 19.6 19.5 20.2 78.8 Loss on early extinguishment of debt - 26.1 12.7 - 38.8 Net noncash loss on disposal of assets 0.1 1.0 2.8 0.4 4.3 Stock-based compensation expense 4.2 5.3 4.9 5.9 20.3 Adjusted EBITDA (1) 117.5$ 115.3$ 110.5$ 122.9$ 466.2$ Weighted average common shares outstanding: Basic 93.1 93.3 93.3 93.3 93.3 Diluted 109.0 109.5 109.2 109.1 109.2 2011 Q1 Q2 Full YearQ3 Q4 34

Reconciliation of Net Income to Adjusted EBITDA (1) (in millions, except per share data) Total Per Share Total Per Share Net income 128.8$ 939.8$ Income from disc ops, net of tax, attributable to HealthSouth (17.7) (9.2) Net income attributable to noncontrolling interests (34.0) (40.8) Income from continuing operations attributable to HealthSouth (2) 77.1 0.58$ 889.8 8.20$ Gov't, class action, and related settlements 36.7 1.1 Pro fees - acct, tax, and legal 8.8 17.2 Loss on interest rate swaps 19.6 13.3 Provision for income tax benefit (2.9) (740.8) Interest expense and amortization of debt discounts and fees 125.7 125.6 Depreciation and amortization 67.6 73.1 Impairment charges, including investments 1.4 - Net noncash loss on disposal of assets 3.4 1.4 Loss on early extinguishment of debt 12.5 12.3 Stock-based compensation expense 13.4 16.4 Other 0.4 0.2 Adjusted EBITDA (1) 363.7$ 409.6$ Weighted average common shares outstanding: Basic 88.8 92.8 Diluted 103.3 108.5 Full Year 2009 2010 (1) (2) – Notes on page 36. 35

Reconciliation Notes for Slides 32-35 1. Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non- GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. 2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock. 36

Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA

	Q4		Full Year				
(Millions)	2012	2011	2012	2011	2010	2009	2008
Net cash provided by operating activities	$ 109.3	$ 129.5	$ 411.5	$ 342.7	$ 331.0	$ 406.1	$ 227.2
Provision for doubtful accounts	(7.2)	(6.1)	(27.0)	(21.0)	(16.4)	(30.7)	(23.0)
Professional fees—accounting, tax, and legal	2.9	4.8	16.1	21.0	17.2	8.8	44.4
Interest expense and amortization of debt discounts and fees	24.3	23.1	94.1	119.4	125.6	125.7	159.3
UBS Settlement proceeds, gross	-	-	-	-	-	(100.0)	-
Equity in net income of nonconsolidated affiliates	3.0	3.2	12.7	12.0	10.1	4.6	10.6
Net income attributable to noncontrolling interests in continuing operations	(12.3)	(12.5)	(50.9)	(47.0)	(40.9)	(33.3)	(29.8)
Amortization of debt discounts and fees	(1.0)	(0.9)	(3.7)	(4.2)	(6.3)	(6.6)	(6.5)
Distributions from nonconsolidated affiliates	(3.1)	(3.3)	(11.0)	(13.0)	(8.1)	(8.6)	(10.9)
Current portion of income tax expense (benefit)	2.2	2.1	5.9	0.6	2.9	(7.0)	(72.8)
Change in assets and liabilities	9.3	(15.8)	60.7	49.9	2.8	(2.1)	50.6
Net premium paid on bond issuance/redemption	1.9	-	1.9	22.8	-	-	-
Change in government, class action and related settlements liability	-	(2.0)	(2.6)	(8.5)	2.9	11.2	7.4
Cash (provided by) used in operating activities of discontinued operations	(0.5)	0.3	(2.0)	(9.1)	(13.2)	(5.7)	(32.5)
Other	(0.2)	0.5	0.2	0.6	2.0	1.3	(1.4)
Adjusted EBITDA	$ 128.6	$ 122.9	$ 505.9	$ 466.2	$ 409.6	$ 363.7	$ 322.6

37

HEALTHSOUTH